               CRAFTMADE INTERNATIONAL, INC. AND ITS SUBSIDIARIES
                                                                      EXHIBIT 21

The following schedule lists the subsidiaries of Craftmade International, Inc., a Delaware corporation, as of August 31, 2001:

           Corporate Name                                     State of Organization
           --------------                                     ---------------------

Durocraft International, Inc.                                       Texas
C/D/R Incorporated                                                  Delaware
Trade Source International, Inc. (TSI)                              Delaware
TSI Prime Asia Limited                                              Hong Kong
Elitex Development Limited                                          Hong Kong
Prime/Home Impressions, LLC
   (in which TSI owns a 50% interest)                               North Carolina
Design Trends, LLC
   (in which Craftmade owns a 50% interest)                         Delaware